Exhibit 99.2

CLEARPOINT BUSINESS RESOURCES, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS AND INDEPENDENT AUDITORS’ REPORT

FOR THE YEARS ENDED

DECEMBER 31, 2006, 2005 AND 2004

ClearPoint Business Resources, Inc. and Subsidiaries

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

ClearPoint Business Resources, Inc. and Subsidiaries

Chalfont, Pennsylvania

We have audited the accompanying consolidated balance sheets of ClearPoint Business Resources, Inc. and Subsidiaries (“the Company”) as of December 31, 2006 and 2005, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the three year period ended December 31, 2006. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles uses and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ClearPoint Business Resources, Inc. and Subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the years in the three year period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

/s/ Lazar Levine & Felix LLP

Lazar Levine & Felix LLP

Morristown, New Jersey

March 30, 2007

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

-ASSETS-

	December 31,
	2006	2005
CURRENT ASSETS
Cash and cash equivalents	$499,654	$58,891
Accounts receivable, net of allowance for doubtful accounts of $405,000 and $418,865 at December 31, 2006 and 2005, respectively	11,198,359	11,711,836
Unbilled revenues	2,055,511	1,628,255
Prepaid expenses and other current assets	1,584,670	2,197,104
Deferred income taxes	157,950	163,357

TOTAL CURRENT ASSETS	15,496,144	15,759,443

EQUIPMENT, FURNITURE AND FIXTURES, net	650,568	473,811
INTANGIBLE ASSETS, net	2,455,452	4,138,872
GOODWILL	255,586	—
DEFERRED INCOME TAXES	570,795	236,635
DEFERRED FINANCING COSTS, net	399,463	655,703
OTHER ASSETS	2,424,950	1,123,087

TOTAL ASSETS	$22,252,958	$22,387,551

The accompanying notes are an integral part of these consolidated financial statements.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

-LIABILITIES AND STOCKHOLDERS’ DEFICIT-

	December 31,
	2006	2005
CURRENT LIABILITIES
Notes payable	$450,000	$—
Accounts payable	1,719,696	1,995,976
Accrued expenses and other current liabilities	2,064,379	2,822,000
Accrued payroll and related taxes	2,124,008	2,266,811
Retirement benefit payable	68,065	74,076

TOTAL CURRENT LIABILITIES	6,426,148	7,158,863

LONG-TERM DEBT	13,755,255	13,926,537
LIABILITY FOR WARRANTS ISSUED	3,291,775	1,568,554
NOTES PAYABLE-STOCKHOLDERS	1,210,000	1,260,000
ACCRUED COMPENSATION - OFFICER	—	75,000
RETIREMENT BENEFIT PAYABLE, net of current	283,911	281,559

TOTAL LIABILITIES	24,967,089	24,270,513

Commitments and contingencies	—	—
STOCKHOLDERS’ DEFICIT
Common stock, no par value; 100,000 shares authorized, 10,000 shares issued and outstanding	6,166	6,166
Paid in capital	593,900	—
Retained deficit	(3,314,197)	(1,889,128)

TOTAL STOCKHOLDERS’ DEFICIT	(2,714,131)	(1,882,962)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$22,252,958	$22,387,551

The accompanying notes are an integral part of these consolidated financial statements.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years ended December 31,
	2006	2005	2004
REVENUES	$113,942,202	$84,199,881	$28,670,134
COST OF SALES	93,336,960	68,788,502	22,595,615

GROSS PROFIT	20,605,242	15,411,379	6,074,519

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	13,550,640	11,024,937	5,343,650
DEPRECIATION AND AMORTIZATION	2,488,559	2,013,149	743,470

INCOME (LOSS) FROM OPERATIONS	4,566,043	2,373,293	(12,601)

OTHER INCOME (EXPENSE)
Other income	61,926	60,089	76,650
Interest expense and factoring fees	(3,348,626)	(2,475,844)	(429,478)
Interest expense on warrant liability	(1,723,221)	(1,172,554)	—
Other expense	(35,920)	(60,679)	—

TOTAL OTHER INCOME (EXPENSE)	(5,045,841)	(3,648,988)	(352,828)

LOSS BEFORE INCOME TAX EXPENSE (BENEFIT)	(479,798)	(1,275,695)	(365,429)
INCOME TAX EXPENSE (BENEFIT)	945,271	(76,955)	20,519

NET LOSS	$(1,425,069)	$(1,198,740)	$(385,948)

The accompanying notes are an integral part of these consolidated financial statements.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Common Stock		Paid-in Capital	Retained Deficit	Total Stockholders’ Deficit
	Shares	Amount
BALANCE
December 31, 2003	6,725	$5,000	$—	$(304,440)	$(299,440)
Common stock issued to Members of Allied	3,275	1,166			1,166
Net loss				(385,948)	(385,948)

BALANCE
December 31, 2004	10,000	6,166		(690,388)	(684,222)
Net loss				(1,198,740)	(1,198,740)

BALANCE
December 31, 2005	10,000	6,166		(1,889,128)	(1,882,962)

Contribution of capital by principal stockholders			593,900		593,900
Net loss				(1,425,069)	(1,425,069)

BALANCE
December 31, 2006	10,000	$6,166	$593,900	$(3,314,197)	$(2,714,131)

The accompanying notes are an integral part of these consolidated financial statements.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2006	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,425,069)	$(1,198,740)	$(385,948)
Adjustments to reconcile net loss to net cash (used in) activities:
Deferred income taxes (benefit)	(328,753)	(168,355)	20,519
Depreciation and amortization	2,488,559	2,013,149	743,470
Provision for (reduction in) doubtful accounts	(13,865)	178,494	30,000
Interest on warrant liability	1,723,221	1,172,554	—
Amortization of discount on note payable	134,409	129,534	—
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	527,342	(761,035)	(3,137,918)
(Increase) in unbilled revenue	(427,256)	(651,991)	(561,627)
(Increase) decrease in prepaid expenses and other current assets	612,434	(1,839,474)	(94,405)
(Increase) in other assets	(1,301,863)	(1,084,872)	—
Increase (decrease) accounts payable	(276,280)	949,874	317,000
Increase (decrease) in accrued expense and other accrued liabilities	(757,621)	164,521	170,168
Increase (decrease) in accrued payroll and related taxes	(142,803)	1,645,241	617,533
(Decrease) in accrued compensation – officer	(75,000)	—	—
(Decrease) in retirement benefits due	(3,659)	(162,867)	—

Total adjustments to net loss	2,158,865	1,584,773	(1,895,260)

Net cash provided by (used in) operating activities	733,796	386,033	(2,281,208)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment, furniture and fixtures	(198,306)	(38,865)	(5,413)
Acquisition of business	(232,936)	(9,200,000)	—
Acquisition of assets	—	—	(1,100,000)

Net cash (used in) investing activities	(431,242)	(9,238,865)	(1,105,413)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowing on long-term debt	—	14,193,003	453,000
Fees incurred in refinancing	(100,000)	(904,201)	—
Net borrowings (repayments) of financing of accounts receivable	—	(2,321,492)	2,321,492
Proceeds from line of credit	—	—	576,748
Net borrowings (repayments) on line of credit	144,309	(150,000)	(571,777)
Principal from issuance of notes payable	—	—	805,000
Principal payments and payoff of short-term debt	—	(1,545,000)	—
Proceeds from issuance of subordinated notes payable	—	—	300,000
Principal payments of notes payable – stockholders	(50,000)	(50,000)	—
Contributions of capital by principal stockholders	593,900	—	—
Proceeds from issuance of members’ shares	—	—	1,166
Principal payments on long-term debt	(450,000)	(414,778)	(395,487)

Net cash provided by financing activities	138,209	8,807,532	3,490,142

Net increase (decrease) in cash and cash equivalents	440,763	(45,300)	103,521
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	58,891	104,191	670

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$499,654	$58,891	$104,191

The accompanying notes are an integral part of these consolidated financial statements.

	Years Ended December 31,
	2006	2005	2004
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$1,371,797	$1,999,948	$155,000
Income taxes	$296,892	$6,015	$—

The accompanying notes are an integral part of these consolidated financial statements.

SUPPLEMENTAL SCHEDULE OF NON-CASH, INVESTING AND FINANCING ACTIVITIES:

On August 14, 2006, the Company acquired 100% of the common stock of StaffBridge, Inc. for $233,000 in cash and a note payable of $450,000.

In 2005, as a result of a settlement with New Staff, Inc. (see 2004 below) Allied wrote down a note payable by $350,000 and the value of contract rights by the same amount.

On June 21, 2004 Allied acquired certain assets of the former Checkmate Staffing from New Staff, Inc., who had purchased those assets out of bankruptcy, for $2,800,000 consisting of $1,000,000 in cash and a note payable in the amount of $1,800,000.

The accompanying notes are an integral part of these consolidated financial statements.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS:

ClearPoint Business Resources, Inc. (“ClearPoint” or the “Company”), formerly Mercer Staffing, Inc. (“Mercer”), a Delaware Corporation, was formed in 2005 as a holding company of its wholly owned subsidiaries consisting of Mercer Ventures Inc, (“MVI”) and Allied Contract Services, L.L.C. (“Allied”), collectively the “Company”. MVI has been in existence since 2001. Allied, a Pennsylvania Limited Liability Company was formed in 2004 to acquire certain assets of New Staff, Inc. (see Note 3). Mercer acquired 100% of the common stock of Quantum Resources, Inc. (“Quantum”) on July 29, 2005 (see Note 3). ClearPoint acquired 100% of the common stock of StaffBridge, Inc. on August 14, 2006. Corporate headquarters are located in Chalfont, Pennsylvania and the Company’s subsidiaries operate out of thirty-three branch offices serving thirty-nine states.

MVI provides temporary and permanent staffing for healthcare professionals and nurses with hospitals, clinics, and therapy centers. Allied primarily provides temporary and permanent staffing for transportation professionals, as well as, warehouse, clerical and general labor to a variety of industries. Quantum primarily provides temporary and permanent placement for the information technology, engineering, office services, manufacturing and entertainment industries. StaffBridge, Inc. provides the underlying software that the Company was already utilizing to service its clients.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The Company’s accounting policies are in accordance with accounting principles generally accepted in the United States of America. Outlined below are those policies considered particularly significant.

(a)	Basis of Presentation:

Effective January 1, 2005, Mercer was formed as the parent company and MVI and Allied became wholly owned subsidiaries, with the owners of MVI and Allied exchanging their respective ownership interests for the common stock of Mercer (“reorganization”). Prior to this, for the year 2004, MVI and Allied (from the date of its formation) were presented as a combined entity for financial reporting purposes as they had common owners. This reorganization was accounted for in a manner similar to the pooling of interests method of accounting and ClearPoint has consolidated MVI from January 1, 2004 and Allied from the date of its formation on June 21, 2004 as if ClearPoint owned these entities from the respective dates. On July 29, 2005, Mercer purchased 100% of the stock of Quantum and accounted for it under the purchase accounting method. On August 14, 2006, ClearPoint purchased 100% of the common stock of StaffBridge, Inc. and accounted for it under the purchase accounting method.

The accompanying consolidated financial statements include the accounts of ClearPoint and its wholly owned subsidiaries. All significant inter-company transactions and balances have been eliminated.

(b)	Use of Estimates:

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(c)	Reclassifications:

Certain reclassifications have been made to the 2004 consolidated financial statements to correspond to the current format and to present them as consolidated financial statements as mentioned in paragraph (a) to this note 2.

(d)	Revenue Recognition:

The Company recognizes revenue in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104, “Revenue Recognition” (“SAB 104”). Under SAB 104, revenue is recognized when there is persuasive evidence of an arrangement, delivery has occurred or services have been rendered, the sales price is determinable, and collectibility is reasonably assured. Revenue consists of fees earned from the temporary placement of workers. Revenue is recognized when earned and realizable and therefore when the following criteria have been met: (a) persuasive evidence of an arrangement exists; (b) services have been rendered; (c) the fee is fixed or determinable; and (d) collectibility is reasonably assured. Revenue is recognized in the period in which services are provided based on hours worked by the workers. Revenue earned but not billed is recorded as unbilled revenue. Vendor managed services revenue consists of management fees, which is recognized on the net method, and is recorded as Revenue as the service is rendered.

(e)	Cash and Cash Equivalents:

Cash and cash equivalents is comprised of cash and short-term investments with maturities of less than three (3) months from the date of purchase.

(f)	Accounts Receivable:

The Company’s trade accounts receivable are generally uncollateralized. Management closely monitors outstanding accounts receivable and provides an allowance for doubtful accounts equal to the estimated collection losses that will be incurred in collection of all receivables.

(g)	Vendor Managed Services Receivables and Payables:

The Company manages networks of temporary service providers (“vendors”) on behalf of clients and receives a fee for this service. The Company’s obligation to pay the vendor is conditioned upon receiving payment from the client for services rendered on behalf of the vendor’s personnel. As the right of offset between client and vendor does not exist, the receivable from the client which is included in accounts receivable and payable to the vendor, which is included as a liability, are not offset and are recorded on a gross basis. Included in the Company’s accounts receivable at December 31, 2006 and 2005 was Vendor Managed Services receivables of $1,316,356 and $1,234,628, respectively. Included in the Company’s accounts payable at December 31, 2006 and 2005 was Vendor Managed Services payables of $1,275,633 and $1,797,955, respectively.

(h)	Equipment, Furniture and Fixtures:

Equipment, furniture, and fixtures are stated at cost. Depreciation and amortization is provided using the straight-line method over the estimated useful asset lives of three (3) to seven (7) years. The Company also provides for amortization of leasehold improvements over the lives of the respective leases or the service life of the improvement, whichever is shorter.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(i)	Intangible Assets:

In accordance with the Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”, definite lived intangible assets are amortized over their expected lives of two (2) to five (5) years. The Company’s identifiable intangible assets with definitive lives are comprised of contract rights and a covenant not to compete.

(j)	Goodwill:

In accordance with the Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets”, goodwill is not amortized and is assigned to specific reporting units and reviewed for possible impairment at least annually or more frequently upon the occurrence of an event or when circumstances indicate that the reporting unit’s carrying amount of goodwill is greater than its fair value. The Company determined that an impairment did not exist for the goodwill it that resulted from its acquisition in 2006.

(k)	Deferred Financing Costs:

Deferred financing costs consist of legal, banking, and other related fees that were capitalized in connection with the obtaining of various loans and are being amortized over the life of the related debt. Deferred financing costs of $399,463 at December 31, 2006 and $655,703 at December 31, 2005 are net of accumulated amortization of $604,740 and $248,499, respectively.

Amortization of financing costs for the years ended December 31, 2006 and 2005 was $356,240 and $248,499, respectively.

(l)	Income Taxes:

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes”. Under SFAS No. 109, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are reflected on the balance sheet when it is determined that it is more likely than not that the asset will be realized.

(m)	Impairment of Long Lived Assets:

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets”, long-lived assets such as equipment, furniture and fixtures, and amortizable intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset many not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. The Company determined that an impairment did not exist for the years ended December 31, 2006 and 2005.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

(n)	Concentration of Credit Risk:

Financial instruments that potentially subject the Company to concentrations of credit risk as defined by SFAS No. 105, “Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk”, consist principally of cash and cash equivalents, accounts receivable and unbilled revenues.

(i)	Cash and Cash Equivalents:

The Company places its cash and cash equivalents with financial institutions. It is the Company’s policy to monitor the financial strength of these institutions on a regular basis and perform periodic reviews of the relative credit rating of these institutions to lower its risk. At times, during 2006 and 2005, the Company’s cash and cash equivalent balances exceeded the Federal Deposit Insurance Corporation insurance limit of $100,000 per financial institution. The Company has not experienced any losses in such accounts, and it believes it is not exposed to any significant credit risk on cash and cash equivalents.

(ii)	Accounts Receivables:

The Company does not require collateral or other security to support customer receivables. One (1) customer account accounted for 6.7% and 10.7% of the accounts receivable balance as of December 31, 2006 and 2005, respectively. The Company believes that credit risk is dispersed and low due to large number of customers in different regions and different industries.

(o)	Fair Value of Financial Instruments:

As of December 31, 2006 and 2005, the carrying amounts of cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximates fair value because of the short-term maturities of these items.

The carrying amount of the long-term debt approximates fair market balance since the debt is based on current rates and market conditions, at which the Company could borrow funds with similar remaining maturities.

(p)	Recent Accounting Pronouncements:

In February 2006, the Financial Accounting Standard Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 155, “Accounting for Certain Hybrid Financial Instruments – an amendment of FASB Statements No. 133 and 140”. This statement permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation; clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities”; establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation; clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and amended SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

Liabilities”, to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired, issued, or subject to a remeasurement (new basis) event occurring after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the adoption of SFAS No. 155 will have on its consolidated financial statements.

In March 2006, FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets”, which amends SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. In a significant change to current guidance, SFAS No. 156 permits an entity to choose either of the following subsequent measurement methods for each class of separately recognized servicing assets and servicing liabilities: (1) Amortization Method or (2) Fair Value Measurement Method. SFAS No. 156 is effective as of the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Company is currently reviewing the effect, if any, the adoption of SFAS No. 156 will have on its consolidated financial statements.

In July 2006, FASB issued FASB Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. FIN 48 prescribes a recognition threshold and measurement attributable for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company is currently reviewing the effect, if any, the adoption of FIN 48 will have on its consolidated financial statements.

In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements”. SFAS No. 157 provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. SFAS No. 157 does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including financial statements for an interim period within that fiscal year. The Company will adopt SFAS No. 157 effective for periods beginning January 1, 2008. The Company is currently evaluating the impact, if any, adoption of SFAS No. 157 will have on its consolidated financial statements.

In September 2006, the Securities and Exchange Commission (“SEC”) staff issued Staff Accounting Bulletin (“SAB”) No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements”. SAB No. 108 was issued to provide consistency in how registrants quantify financial statement misstatements. The Company is required to and will initially apply SAB No. 108 in connection with the preparation of its annual financial statements for the year ending December 31, 2006. The application of SAB No. 108 did not have a material effect on the Company’s financial position and results of operations.

In September 2006, FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R)”. SFAS No. 158 requires an employer to recognize the funded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and to

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

recognize changes in that funded status in the year in which the changes occur through comprehensive income. The funded status of a benefit plan is defined as the difference between the fair value of the plan assets and the plan’s benefit obligation. For a pension plan the benefit obligation is the projected benefit obligation and for any other postretirement benefit plan, such as a retiree health care plan, the benefit obligation is the accumulated postretirement benefit obligation. SFAS No. 158 requires an employer to recognize as a component of other comprehensive income, net of tax, the gains and losses and prior service costs or credits that arise during the period but that are not recognized as components of net periodic benefit costs pursuant to SFAS No. 87 “Employers’ Accounting for Pensions”. SFAS No. 158 also requires an employer to measure the funded status of a plan as of the date of its year-end. Additional footnote disclosure is also required about certain effects on net periodic benefit cost for the next year that arise from the delayed recognition of gains or losses, prior service costs or credits, and transition asset or obligation. Except for the year-end measurement requirement, SFAS No. 158 is effective for the year ending December 31, 2006. The adoption of this Statement in 2006 did not have a material impact on the financial condition or results of operations of the Company.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities”, which permits entities to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. An entity would report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The decision about whether to elect the fair value option is applied instrument by instrument, with a few exceptions; the decision is irrevocable; and it is applied only to entire instruments and not to portions of instruments. SFAS No. 159 requires disclosures that facilitate comparisons (a) between entities that choose different measurement attributes for similar assets and liabilities and (b) between assets and liabilities in the financial statements of an entity that selects different measurement attributes for similar assets and liabilities. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year provided the entity also elects to apply the provisions of SFAS No. 157. Upon implementation, an entity shall report the effect of the first re-measurement to fair value as a cumulative-effect adjustment to the opening balance of retained earnings. Since the provisions of SFAS No. 159 are applied prospectively, any potential impact will depend on the instruments selected for fair value measurement at the time of implementation.

(q) Reclassifications

Certain Reclassifications have been made to 2005 and 2004 amounts to conform with the 2006 presentation.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - BUSINESS AND ASSET ACQUISITIONS:

On August 14, 2006, the Company acquired 100% of the common stock of StaffBridge, Inc. for $233,000 in cash and a note payable of $450,000. The acquisition provides the Company the ability to further develop its VMS service line due to the acquisition of the underlying software that the Company was already utilizing to service its clients. The results of operations have been included in the consolidated statement of operations beginning from August 14, 2006, the date of acquisition. The Company has allocated the purchase price to the assets acquired and the liabilities assumed at their estimated values as of the acquisition date as stated below:

Cash	$64
Equipment, furniture and fixtures	77,350
Computer software	100,000
Goodwill	255,586
Covenant not to compete	250,000

$683,000

On July 29, 2005, the Company acquired 100% of the common stock of Quantum from Aramark Corporation for $9,200,000 in cash. The transaction was financed through borrowings (see note 10). The acquisition expands the Company’s operations in the engineering, information technology, aerospace and scientific industries and added branch locations in the Eastern and Southern regions of the United States. The results of operations have been included in the consolidated statement of operations beginning from July 29, 2005, the date of acquisition. The Company has allocated the purchase price to the assets acquired and the liabilities assumed at their estimated fair values as of the acquisition date as stated below:

Cash	$(618,142)
Accounts receivable, net	7,486,849
Other current assets	651,320
Equipment, furniture and fixtures	236,459
Contract rights	4,161,300
Deferred taxes	207,400
Security deposits	39,963

12,165,149
Liabilities assumed	(2,965,149)

Net assets acquired	$9,200,000

The following unaudited pro forma information presents a summary of consolidated financial results of the operations of the Company and Quantum as if the acquisition had occurred on January 1, 2003, the beginning of the earliest period presented. StaffBridge has not been included in the pro forma financial information for periods prior to its acquisition due to its immaterial impact on revenue and net income (loss). The unaudited pro forma financial information in the schedule below does not purport to be indicative of the results of operations that would have occurred had the acquisition taken place at the beginning of the periods presented or of future results of operations.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - BUSINESS AND ASSET ACQUISITIONS: (CONTINUED):

	Years ended December 31,
	2005	2004
	Unaudited	Unaudited
Revenue	$115,004,931	$86,503,921

Net income (loss)	$(287,068)	$(1,009,791)

In 2005, as a result of a settlement with New Staff, Inc., the asset acquisition price was reduced by $350,000 and the Company, as a result, wrote-down note payable and contract rights in the amount of $350,000.

NOTE 4 - PREPAID EXPENSES AND OTHER CURRENT ASSETS:

	December 31,
	2006	2005
Prepaid insurance	$1,063,280	$1,440,469
Refundable insurance premium	—	725,000
Other current assets	521,390	31,635

	$1,584,670	$2,197,104

NOTE 5 - EQUIPMENT, FURNITURE AND FIXTURES:

	December 31,
	2006	2005
Furniture and fixtures	$730,656	$559,346
Computer software and equipment	272,188	78,633
Leasehold improvements	18,002	7,211

	1,020,846	645,190
Less, accumulated depreciation	(370,278)	(171,379)

Equipment, furniture and fixtures, net	$650,568	$473,811

Depreciation expense for the years ended December 31, 2006, 2005 and 2004 was $198,899, $111,280 and $41,174, respectively.

NOTE 6 - INTANGIBLE ASSETS:

	December 31,
	2006	2005
Contract rights	$6,679,726	$6,679,726
Covenant not to compete	250,000	—

	6,929,726	6,679,726
Less accumulated amortization	(4,474,274)	(2,540,854)

	$2,455,452	$4,138,872

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - INTANGIBLE ASSETS: (CONTINUED):

In 2005, as a result of a negotiated settlement with New Staff, Inc., the Company wrote-down contract rights in the amount of $350,000. All contract rights are amortized over their estimated asset lives of two (2) to three (3) years. The covenant not to compete is amortized over its five (5) year life. Amortization expense of intangible assets for the years ended December 31, 2006, 2005 and 2004 was $1,933,420, $1,653,370 and $702,296, respectively. Amortization expense expected to be incurred for 2007, 2008, 2009, 2010 and 2011 is $1,437,100, $885,020, $50,000, $50,000 and $33,332, respectively.

NOTE 7 - OTHER ASSETS:

	December 31,
	2006	2005
Refundable insurance premium	$1,620,557	$561,273
Security deposits and other assets	804,393	561,814

	$2,424,950	$1,123,087

NOTE 8 - ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES:

	December 31,
	2006	2005
Other accrued expenses	$540,948	$1,381,150
Insurance premiums payable	185,990	1,117,632
Customer deposits	304,575	231,818
Income taxes payable	1,032,866	91,400

	$2,064,379	$2,822,000

NOTE 9 - FINANCING ARRANGEMENT:

Through February 2005, Allied had an agreement with Wells Fargo pursuant to which it sold its trade accounts receivable with recourse to Wells Fargo. Wells Fargo provided an initial advance of 90% of the gross amount of each receivable. Upon collection of the receivable, Allied received the additional residual payment net of financing charges at 1% per month. In the event the receivable was not collected within ninety days, Allied repurchased the receivable from Wells Fargo. In 2005, amounts owed to Wells Fargo were paid through the financing described in Note 10 and the arrangement was terminated.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - DEBT:

	December 31,
	2006	2005
SHORT TERM DEBT (UNRELATED):

Note payable to unrelated individuals for purchase of the common stock of StaffBridge, Inc. dated August 14, 2006 and is due December 31, 2007. Interest is calculated at 6% per annum and is payable quarterly.	$450,000	—

LONG TERM DEBT (UNRELATED):

Bridge Healthcare Finance (“Bridge”) – Under a revolving loan, the Company could borrow up to 90% of eligible accounts, as defined in the Agreement, up to $12,500,000. Any amounts borrowed are due on February 28, 2008. Interest is payable monthly at prime plus 4.5% (12.75% and 11.75% at December 31, 2006 and 2005 respectively), but cannot be less than 9.50%. The Company paid a $200,000 closing fee, which is included in deferred financing costs, and pays a monthly mandatory fee of $30,000 and a fee of 3% on the unused revolving loan. The loan is collateralized by all of the assets of the Company and is guaranteed by the principal stockholders of the Company.

	$7,575,488	$7,431,179

Note payable to Bridge – Term loan with borrowings up to $10,000,000 due on February 28, 2008. Interest is payable monthly at a fixed rate of 16% on an annual basis. The loan is collateralized by all of the assets of the Company and is guaranteed by the principal stockholders of the Company. The amount is shown net of unamortized discount of $132,057 and $266,466 relating to the issuance of detachable warrants described below.	4,889,767	5,205,358

Subordinated note payable to Blue Lake Rancheria due March 31, 2008. Interest of 6% per annum is payable quarterly. This note has been guaranteed by one of the principal stockholders of the Company.	1,290,000	1,290,000

Total long term debt (unrelated)	$13,755,255	$13,926,537

NOTES PAYABLE - STOCKHOLDERS

Subordinated note payable to Optos Capital, LLC, a stockholder with interest payable at 9%. The note payable is subordinated to the Bridge note payable and revolving loan, and is due February 28, 2008.	$250,000	$250,000

Subordinated note payable to Optos Capital, LLC, a stockholder with interest payable at 12%. The note payable is subordinated to the Bridge note payable and revolving loan, and is due March 1, 2008.	300,000	300,000

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - DEBT: (CONTINUED):

	December 31,
	2006	2005
Subordinated notes payable to various stockholders due March, 2008. The notes have an interest rate of 12% and are subordinated to the note payable and revolving loan to Bridge.	660,000	710,000

Total notes payable-stockholders	$1,210,000	$1,260,000

Total long-term debt	$14,965,255	$15,186,537

Maturities of long-term debt are as follows:

Years Ended December 31,	Amount
2007	$—
2008	14,965,255

Total	$14,965,255

The revolving loan and term loan to Bridge were completely paid off on February 12, 2007 (see Note 15).

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - DEBT: (CONTINUED):

Warrants

In connection with the $10,000,000 term loan at February 28, 2005, the Company simultaneously issued three detachable warrants to purchase an aggregate of 9% of the Company’s outstanding stock, on a fully diluted basis, at the exercise date at $0.001 per share. The warrants vested immediately upon issuance and may be exercised until February 28, 2015. One of the warrants gives the holder (Bridge) the right to purchase 7% of the Company and the other two warrants gives each holder (brokers) the right to purchase 1%. At the option of the holder, the consideration for the exercise price may be cash or the extinguishment of note payable by the Company to the extent of exercise price or common stock of the Company held by Bridge, valued at fair value. The agreement also provides for cashless exercise, at the option of the holder. The shares issuable on exercise of the warrants are not registered under the Securities Act. The agreement however, provides for registration rights to the holders. The Company when requested by a majority of the holders of registrable securities, as defined, is required to use reasonable best efforts to register the securities and keep the registration effective.

In addition, the holders of the warrants have the right to put the warrants to the Company at fair market value less exercise price, three years from the date of closing of the note agreement or earlier on the occurrence of a qualified public offering, as defined, change in control as defined or on default under the loan agreement. Such put right will terminate on the occurrence of a qualified public offering if the holder is able to and does sell all of registrable securities. The warrant agreement also provides for a call feature at the option of the Company after a period of five years from the closing of the loan agreement or earlier upon occurrence of a qualified public offering, as defined, or change in control, as defined.

The Company has accounted for the warrants issued to the investors as a liability under the provisions of FAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity” (“FAS 150”). The warrants were initially valued at $396,000 by an independent valuation company. This initial value has been recorded as debt discount and is being amortized over the three year life of the loan by the interest method. Amortization of $134,409 and $129,534 has been recorded by the Company as interest expense for the years ended December 31, 2006 and 2005, respectively. The warrants are fair valued each reporting period and the increase/decrease reflected as interest expense/income in the consolidated statement of operations. As of December 31, 2006 and 2005, respectively, the warrants were valued at $3,291,775 and $1,568,554 and the increase in the liability of $1,723,221 and $1,172,554 has been charged to interest expense on warrant liability. The warrant holders were paid $3,291,775 to redeem the warrants on February 12, 2007 (see Note 15).

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES:

An analysis of the Company’s deferred tax asset (liability) is as follows:

	December 31,
	2006	2005
Deferred income tax asset (liability):
Allowance for doubtful accounts	$157,950	$163,357
Amortization of intangible assets	981,948	619,841
Depreciation	91,329	(57,115)
Accrued compensation	—	29,250
Discount on notes payable	12,847	7,618
Accrued retirement benefits	116,688	138,687
Workers’ compensation insurance premium	(632,017)	(501,646)

Deferred income tax asset, net	$728,745	$399,992

The net deferred tax asset has been presented in the Company’s consolidated balance sheets as follows:

	December 31,
	2006	2005
Current deferred tax asset	$157,950	$163,357
Non-current deferred tax asset	570,795	236,635

	$728,745	$399,992

Management believes that based on all facts and estimated Company’s future taxable income, it is more likely than not that the net deferred tax asset will be realized and as such, no valuation allowance has been provided. The Company’s tax expense in 2004 for federal and state purposes was offset by the use of net operating loss carryforwards.

Current federal and state income taxes payable of $ 1,032,866 and $ 91,400 are included in other current liabilities as of December 31, 2006 and 2005, respectively.

The components of the income tax expense (benefit) are summarized as follows:

	December 31,
	2006	2005	2004
Federal income tax expense	$960,781	$40,000	$—
State tax expense	313,243	51,400	—

Total current tax expense	1,274,024	91,400	—

Deferred federal tax expense (benefit)	(265,531)	(102,277)	16,619
Deferred state tax expense (benefit)	(63,222)	(66,078)	3,900

Total deferred tax expense (benefit)	(328,753)	(168,355)	20,519

Total income tax expense (benefit)	$945,271	$(76,955)	$20,519

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - INCOME TAXES: (CONTINUED):

In 2004 income taxes arising from the profits of Allied Contract Services, LLC were recorded on the respective members’ individual income taxes, and accordingly, are not reported on the financial statements of the consolidated statements of the Company.

The differences between the statutory federal income tax rate and the effective income tax rate as reflected in the accompanying consolidated statements of operations are:

	December 31,
	2006	2005	2004
Statutory federal income tax	$(163,131)	$(433,731)	$(124,246)
State income tax	(23,990)	(63,785)	(18,271)
Non-deductible intangible assets and other permanent differences	1,205,901	680,231	282
Other	(73,509)	(259,665)	162,754

	$945,271	$(76,955)	$20,519

In 2006 and 2005 non-deductible intangible assets include non-deductible contracts rights of $533,845 and $672,056 respectively, and non-deductible interest expense related to warrant liability of $672,056 and $457,296, respectively. In 2004, other includes the non-taxable amounts resulting from Allied’s tax status.

NOTE 12 - COMMITMENTS AND CONTINGENCIES:

Leases:

The Company leases offices and equipment under operating leases that expire over the next one to five years. Future minimum rental payments required under operating leases that have remaining lease terms in excess of one year as of December 31, 2006 are as follows:

Year Ending December 31,
2007	$643,568
2008	451,364
2009	205,001

Total	$1,299,933

Rent expense under all operating leases was $614,511 in 2006, $638,189 in 2005 and $245,061 in 2004.

Employee Benefit Plan:

In 1991 Quantum established a savings and profit sharing (IRC Section 401(k)) plan (“Plan”). As of January 1, 2006, the Plan was amended to include additional employees of all Quantum and to meet IRS safe harbor provisions. Employees are eligible to participate upon their date of hire. Participants may elect to defer a percentage of their compensation subject to the Internal Revenue Service limit on elective deferrals. The Plan also allows for a discretionary Company match of elective deferrals that will vest on a three-year cliff vesting schedule. There was no Company match for the Plan year ended September 30, 2005. Effective October 1, 2005 the Company elected to change the Plan’s fiscal year ending date to December 31. There was no Company match for the year ending December 31, 2006 and for the three months ended December 31, 2005.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - COMMITMENTS AND CONTINGENCIES: (CONTINUED):

Retirement Benefits:

Upon its acquisition of Quantum, the Company assumed a stock purchase agreement dated December 30, 1986 with a former owner. The agreement called for the payment of retirement benefits in equal monthly payments, adjusted for the cost of living increases equal to the Consumer Price Index. The former owner is entitled to these benefits until his death.

On date of acquisition of Quantum on July 29, 2005, the Company recorded a liability based upon the expected remaining life of the former owner, and made payments of $74,076 and $30,865 in the years ended December 31, 2006 and 2005, respectively. Estimated future payments to the former owner are as follows:

Year Ending December 31,
2007	$77,256
2008	77,256
2009	77,256
2010	77,256
2011	77,256
Thereafter	131,368

Total minimum payments	$517,648

Present value (at 12.25% discount rate) of net minimum retirement payments	$351,976
Less, current portion	(68,065)

$283,911

NOTE 13 - MANAGEMENT AND EMPLOYMENT AGREEMENTS:

Effective as of October 15, 2001, the Company entered into a management agreement with Optos Capital, LLC pursuant to which Optos Capital, LLC serves as a managing director of Mercer Ventures Inc. The President of the Company is the sole member of Optos Capital, LLC. Under the terms of the agreement, Optos Capital is required to provide services for a minimum of 160 hours per month and is guaranteed a monthly compensation of $15,000 and the amount of any unpaid compensation cannot exceed $6,000 per month. At December 31, 2006 all amounts have been paid under contract. As of December 31, 2006, Optos Capital, LLC owned approximately 39% of the outstanding common shares of the Company.

The Company entered into an agreement with the Chief Executive Officer (“CEO”) of the Company, whereby the Company agrees to pay the CEO $15,000 per month. At December 31, 2006, the CEO owned approximately 54% of the outstanding common shares of the Company.

The Company has entered into an employment agreement with the Chief Financial Officer of the Company. The agreement provides for basic compensation, incentive compensation, and a severance package.

The Company has entered in an employment agreement with the Chief Operating Officer of the Company. The agreement provides for basic compensation, incentive compensation, and a severance package.

The above agreements can be terminated at any time by any party.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - LITIGATION:

The Company is engaged in various litigation from time to time in the normal course of business. Management does not believe that the ultimate outcome of these matters, either individually or in the aggregate, will have a material adverse impact on the financial condition or results of operations of the Company.

NOTE 15 - SUBSEQUENT EVENTS

Terra Nova Acquisition Corporation:

On February 12, 2007, ClearPoint merged with Terra Nova Acquisition Corporation (“Terra Nova”). The merger was effected through a wholly-owned subsidiary of Terra Nova whereby the stockholders of ClearPoint received 6,051,549 common shares of Terra Nova. 10% of the common shares issued by Terra Nova to ClearPoint stockholders are being held in escrow subject to finalization of certain closing adjustments and to secure the indemnity rights of Terra Nova under the merger agreement. The merger agreement also provides for the ClearPoint stockholders to receive additional performance payments in three separate annual payments based on the share price of Terra Nova’s common stock after the merger. The performance payments are payable in a combination of cash and shares. Upon the closing of the merger, Terra Nova changed its name to ClearPoint Business Resources, Inc. and began trading on the Nasdaq Capital Market.

As a result of the merger with Terra Nova, ClearPoint retired all outstanding debt with Bridge Healthcare Finance (“Bridge”) in the amount of $12,453,146 and paid an early debt retirement penalty in the amount of $1,949,928. In addition, ClearPoint redeemed all outstanding warrants related to its credit facility with Bridge for a cash payment of $3,291,775. The merger agreement also provided for new employment contracts for the CEO and President of ClearPoint for terms of three years. The merger will be accounted for under the purchase method of accounting as a reverse acquisition in accordance with U.S. generally accepted accounting principles for accounting and financial reporting purposes. Under this method of accounting, Terra Nova will be treated as the “acquired” company for financial reporting purposes and the merger will be treated as a capital transaction in substance. Accordingly, for accounting purposes, the merger will be treated as the equivalent of ClearPoint issuing stock for the net monetary assets of Terra Nova, accompanied by a recapitalization. The net monetary assets of Terra Nova will be stated at their fair value, essentially equivalent to historical costs, with no goodwill or other intangible assets recorded. The accumulated earnings deficit of ClearPoint will be carried forward after the merger and the operations of Terra Nova prior to the merger will be those of ClearPoint.

Credit Facilities:

On February 23, 2007, the Company entered into new credit facilities with Manufacturers and Traders Trust Company (“M&T”) consisting of a $20 million revolving credit facility expiring in February 2010 and a $3 million term loan expiring in February 2012. These credit facilities bear an interest rate of LIBOR plus between 1.50% and 2.25%, depending on the Company’s ratio of debt to earnings before interest, tax, depreciation and amortization.

CLEARPOINT BUSINESS RESOURCES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - SUBSEQUENT EVENTS (UNAUDITED): (CONTINUED):

Advantage Services Group:

Effective February 23, 2007, the Company acquired substantially all the assets of ALS, LLC and its subsidiaries, doing business as Advantage Services Group (“ASG”) based in Florida. The purchase price of $24 million consisted of cash of $19 million, a note of $2.5 million and shares of the Company with a value of $2.5 million. ASG may also receive up to two additional $1 million payments in shares of the Company’s common stock based on financial and integration performance metrics of the Company in calendar years 2007 and 2008.